UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2013

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the previously disclosed resignation of Martin Felsenthal from the Board of Directors (the “Board”) of CombiMatrix Corporation (the “Company”) as of March 15, 2013, the Company will no longer be in compliance with NASDAQ Listing Rule 5605(b)(1) as of such date, which requires that a majority of the Board be comprised of independent directors.  In accordance with NASDAQ Listing Rule 5605(b)(1)(A), the Company has until the Company’s next annual meeting of stockholders to regain compliance.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2013, Mark McGowan, the current Chairman of the Board of Directors of the Company, tendered his resignation from the Company’s Board and from the Board committees on which he served, effective as of the close of business on March 12, 2013.  Mr. McGowan’s resignation is not a result of any disagreement with management.  Mr. McGowan resigned from the Board as a result of demands related to other on-going business activities.

Although the Company previously disclosed the resignation of R. Judd Jessup from the Company’s Board to be effective as of March 15, 2012, Mr. Jessup has decided not to resign from the Board, and the Board appointed Mr. Jessup to serve in the position of Chairman of the Board effective as of the close of business on March 12, 2013 following Mr. McGowan’s resignation.

The information contained in Item 3.01 of this Form 8-K above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: March 12, 2013	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer